Hanmi Financial Corporation Reports
Fourth-Quarter and Fiscal Year 2009 Financial Results
LOS ANGELES – January 28, 2010 – Hanmi Financial Corporation (NASDAQ: HAFC) (“we,” “our” or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), reported a fourth-quarter net loss of $35.9 million, or ($0.70) per share, primarily driven by $77 million in credit loss provisions, compared to a net loss of $3.8 million, or ($0.08) per share, in the comparable period a year ago.
For the year ended December 31, 2009, Hanmi reported a net loss of $122.3 million, or ($2.57) per share, mainly due to $196.4 million in credit loss provisions, compared to a net loss of $102.1 million, or ($2.23) per share, for the year ended December 31, 2008. In 2008, there was a non-cash impairment loss on goodwill of $107.4 million, for which there was no comparable loss in 2009.
“Over the past year, we achieved a number of positive changes in what continues to be a very difficult economic environment,” said Jay S. Yoo, Hanmi’s President and Chief Executive Officer. “Most notably, we have made significant progress in strengthening our loan monitoring and loan review departments, maintaining appropriate loan loss reserves in anticipation of asset deterioration, managing our liquidity, and enhancing our net interest margin.”
“Notwithstanding these improvements, our focus during the first half of 2010 will be to fully comply with previously announced regulatory requirements by further strengthening our capital position, improving asset quality, and enhancing liquidity. Our highest priority during the next few months will be to raise sufficient capital, executing our strategic plan to comply with regulatory requirements.
“To enhance liquidity, we will continue our efforts to reduce our illiquid assets as well as further increase our core deposits through product features and upgraded customer service. With the expectation of substantial progress in achieving these goals along with a successful capital raise,” concluded Mr. Yoo, “we will strive to be back in position for organic growth.”
Results of Operations
Net interest income before provision for credit losses increased by $1.9 million, or 7.3 percent, to $28.4 million in the fourth quarter of 2009 as compared with $26.5 million in the prior quarter as the $1.9 million decrease in interest and fees on loans was more than offset by a $4.5 million decrease in total interest expense. For the full year 2009, net interest income before provision for credit losses decreased by $33.2 million, or 24.7 percent, to $101.2 million, as compared with $134.4 million in the prior year.
The average yield on the loan portfolio was 5.54 percent in the fourth quarter of 2009, an increase of four basis points compared to 5.50 percent in the third quarter. Thanks to our proper management of high-cost time deposits that were offered through early 2009 and matured in the fourth quarter, combined with an overall decline of deposit rates in our community, the cost of average interest-bearing deposits was 2.26 percent, a decrease of 44 basis points compared to 2.70 percent in the third quarter. Consistent with this trend, net interest margin was 3.46 percent in the fourth quarter of 2009, an increase of 46 basis points compared to 3.00 percent in the third quarter.
The provision for credit losses in the fourth quarter of 2009 increased by $27.5 million to $77.0 million, compared to $49.5 million in the prior quarter, due mainly to the increase in our historical loss ratios used in the allowance for loan losses migration analysis which was the result of our increase in charge-offs in recent quarters. The charge-offs of impaired loans for the deficiency of collateral in this weakening commercial real estate (“CRE”) market also contributed to the increase. For the full year, the provision for credit losses was $196.4 million compared to $75.7 million in 2008.
Total non-interest income in the fourth quarter of 2009 was $7.8 million as compared with $8.2 million in the third quarter of 2009 and $7.4 million in the fourth quarter of 2008. The decrease in non-interest income from the third quarter is mainly attributable to the overall decrease in service charges in the slowed economy. Consistent with our balance sheet deleveraging strategy, we continued to sell SBA loans and recognized a $354,000 gain in the fourth quarter, as compared with $864,000 in the prior quarter. In the fourth quarter, we also sold investment securities, mainly municipal bonds, for risk management purposes, and recorded a net gain of $665,000. For the full year 2009, total non-interest income was $32.1 million, a decrease of $39,000, or 0.1 percent, from the prior year.
Total non-interest expense in the fourth quarter of 2009 was $22.7 million as compared with $23.7 million in the third quarter, a decrease of $979,000, or 4.1 percent, from the prior quarter. A major contributor to the sequential decrease in fourth-quarter non-interest expense was a decrease of $2.5 million in other real estate owned expenses, partially offset by an increase of $1.0 million in deposit insurance premiums and regulatory assessments. For the full year 2009, total non-interest expense was $90.4 million compared to $194.3 million in 2008. The 2008 expense included a $107.4 million impairment loss on goodwill.
With the aforementioned decreases in non-interest expense and non-interest income and the increase in net interest income before provision for credit losses, the fourth-quarter 2009 efficiency ratio (non-interest expense divided by the sum of net interest income before provision for credit losses and non-interest income) was 62.6 percent, as compared with 68.2 percent in the third quarter and 55.5 percent in the comparable period a year ago.
Balance Sheet and Asset Quality
Reflecting the Bank’s ongoing program to de-leverage the balance sheet, at December 31, 2009, total assets decreased by $294.8 million, or 8.5 percent, to $3.16 billion as compared with $3.46 billion at September 30, 2009, and decreased by $713.1 million, or 18.4 percent, in comparison to $3.88 billion at December 31, 2008.
Gross loans, net of deferred loan fees, decreased by $158.4 million, or 5.3%, to $2.82 billion as of December 31, 2009, compared with $2.98 billion at September 30, 2009, and decreased by $543 million, or 16.2%, as compared with $3.36 billion at December 31, 2008. The bulk of the decrease relative to the prior quarter-end is attributable to the stringent lending policy implementing selective loan renewals in addition to sale of loans and charge-offs.

Total deposits decreased by $242.5 million, or 8.1 percent, to $2.75 billion at December 31, 2009 compared to $2.99 billion at September 30, 2009, and decreased by $320.8 million, or 10.4 percent, compared to $3.07 billion at December 31, 2008. The decrease in total deposits compared to the previous quarter-end reflects a reduction in brokered deposits of $188.4 million and a reduction in Freedom CDs of $114.3 million. FHLB advances also decreased by $6.8 million.
Fourth-quarter charge-offs, net of recoveries, were $57.3 million compared to $29.9 million in the prior quarter and $18.6 million in the fourth quarter of 2008. Fourth-quarter charge-offs include a partial charge-off in the amount of $4.6 million on a construction loan to a senior housing project as a result of a decrease in collateral value; investment property loan charge-offs totaling $13.5 million; and other commercial term loan charge-offs totaling $30.3 million, which includes partial charge-offs from owner-occupied and single-tenant property loans. The remaining charge-offs of approximately $9 million consist of consumer, international, and SBA loans as well as commercial lines of credit. For the full year 2009, charge-offs, net of recoveries, were $122.6 million compared to $46.0 million in 2008.
At December 31, 2009, the allowance for loan losses was $145.0 million, or 5.14 percent of total gross loans (66.19 percent of total non-performing loans), compared to $71.0 million, or 2.11 percent of total gross loans (58.23 percent of total non-performing loans), at December 31, 2008. At September 30, 2009, the allowance for loan losses was $124.8 million, or 4.19 percent of total gross loans (71.53 percent of total non-performing loans). The increase in the allowance for loan losses was mainly due to an increase in quantitative reserves to $90.1 million from $61.1 million at September 30, 2009. The increase in the quantitative allowance was partially offset by a decrease in impaired reserves to $23.1 million from $36.7 million at September 30, 2009 as a result of increased charge-offs. Qualitative allowance slightly increased to $31.6 million from $26.6 million at the end of the third quarter.
Delinquent loans were $186.3 million (6.60 percent of total gross loans) at December 31, 2009, compared to $151.0 million (5.07 percent of total gross loans) at September 30, 2009, and $128.5 million (3.82 percent of total gross loans) at December 31, 2008. Contributing to the increase in delinquent loans were an increase in delinquencies of owner-occupied business property loans as well as an increase in delinquencies of SBA loans. Delinquencies from these two loan categories increased by approximately $18.0 million and $13.5 million, respectively, quarter-over-quarter.
Non-performing loans (“NPL”) at December 31, 2009 were $219.1 million (7.77 percent of total gross loans), compared with $174.4 million at September 30, 2009 (5.85 percent of total gross loans), and $121.9 million (3.62 percent of total gross loans) at December 31, 2008. The majority of the quarter-over-quarter increase in non-performing loans is attributable to an increase of approximately $20.7 million in NPLs from income-producing commercial property loans, and an increase of approximately $17.8 million in NPLs from owner-occupied business property loans. Non-performing SBA loans also increased by approximately $7.5 million compared to the prior quarter. Non-performing loans at December 31, 2009 consisted of 5.7 percent construction loans, 46.9 percent commercial and industrial (“C&I”) loans including owner/user occupied business property loans, 26.9 percent CRE loans, 16.3 percent SBA loans, 3.0 percent consumer loans, and the remaining 1.2 percent consisting of commercial lines of credit and international loans. Of the total NPL of $219.1 million, $74.0 million, or 33.8 percent, is current at December 31, 2009. Of the total NPL of $174.4 million, $51.9 million, or 29.8%, was current at September 30, 2009. Of the current NPL of $74.0 million, $35.7 million was moved to non-accrual status from accrual status due to shortfalls in collateral with negative cash flow; and of the $35.7 million that moved to non-accrual status, $7.9 million was restructured and identified as troubled debt restructured loans.
As of December 31, 2009, total non-performing assets of $245.4 million included other real estate owned assets (“OREO”) of $26.3 million compared with total non-performing assets of $201.6 million with OREO of $27.1 million at September 30, 2009, and total non-performing assets of $122.7 million with OREO of $823,000 at December 31, 2008.
The aggregate net OREO balance has shown a decreasing trend since the second quarter of 2009. The net balance decreased from $34.0 million at June 30, 2009 to $27.1 million at September 30, 2009. The balance further decreased to $26.3 million at December 31, 2009.
Capital Adequacy
The Bank’s capital ratios exceed levels defined as “adequately capitalized” by our regulators. At December 31, 2009, the Bank’s Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital Ratio were 6.69 percent, 7.77 percent, and 9.07 percent, respectively, compared to 7.05 percent, 8.40 percent and 9.69 percent, respectively, at September 30, 2009. The Bank’s ratio of tangible shareholders’ equity to total tangible assets for the fourth quarter was 7.13 percent compared to 7.57 percent at September 30, 2009.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration (“SBA”) loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to update such forward-looking statements except as required by law.
Contact
Hanmi Financial Corporation

BRIAN E. CHO	DAVID YANG
Chief Financial Officer	Investor Relations and Corporate Planning
(213) 368-3200	(213) 637-4798
(financial tables follow)

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2009	2009	Change	2008	Change
ASSETS

Cash and Due from Banks	$55,263	$57,727	(4.3)%	$83,933	(34.2)%
Interest-Bearing Deposits in Other Banks	98,847	155,607	(36.5)%	2,014	4,808.0%
Federal Funds Sold	—	—	—	130,000	(100.0)%

Cash and Cash Equivalents	154,110	213,334	(27.8)%	215,947	(28.6)%

Investment Securities	133,289	205,901	(35.3)%	197,117	(32.4)%

Loans:
Gross Loans, Net of Deferred Loan Fees	2,819,060	2,977,504	(5.3)%	3,362,111	(16.2)%
Allowance for Loan Losses	(144,996)	(124,768)	16.2%	(70,986)	104.3%

Loans Receivable, Net	2,674,064	2,852,736	(6.3)%	3,291,125	(18.7)%

Due from Customers on Acceptances	994	1,859	(46.5)%	4,295	(76.9)%
Premises and Equipment, Net	18,657	19,302	(3.3)%	20,279	(8.0)%
Accrued Interest Receivable	9,492	11,389	(16.7)%	12,347	(23.1)%
Other Real Estate Owned, Net	26,306	27,140	(3.1)%	823	3,096.4%
Deferred Income Taxes, Net	—	2,464	(100.0)%	29,456	(100.0)%
Servicing Assets	3,842	3,957	(2.9)%	3,791	1.3%
Other Intangible Assets, Net	3,382	3,736	(9.5)%	4,950	(31.7)%
Investment in Federal Home Loan Bank Stock, at Cost	30,697	30,697	—	30,697	—
Investment in Federal Reserve Bank Stock, at Cost	7,878	10,053	(21.6)%	10,228	(23.0)%
Bank-Owned Life Insurance	26,408	26,171	0.9%	25,476	3.7%
Income Taxes Receivable	60,162	34,908	72.3%	11,712	413.7%
Other Assets	13,425	13,843	(3.0)%	17,573	(23.6)%

TOTAL ASSETS	$3,162,706	$3,457,490	(8.5)%	$3,875,816	(18.4)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Noninterest-Bearing	$556,306	$561,548	(0.9)%	$536,944	3.6%
Interest-Bearing	2,193,021	2,430,312	(9.8)%	2,533,136	(13.4)%

Total Deposits	2,749,327	2,991,860	(8.1)%	3,070,080	(10.4)%

Accrued Interest Payable	12,606	19,730	(36.1)%	18,539	(32.0)%
Bank Acceptances Outstanding	994	1,859	(46.5)%	4,295	(76.9)%
Federal Home Loan Bank Advances	153,978	160,828	(4.3)%	422,196	(63.5)%
Other Borrowings	1,747	1,496	16.8%	787	122.0%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Accrued Expenses and Other Liabilities	11,904	12,191	(2.4)%	13,598	(12.5)%

Total Liabilities	3,012,962	3,270,370	(7.9)%	3,611,901	(16.6)%

Stockholders’ Equity	149,744	187,120	(20.0)%	263,915	(43.3)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,162,706	$3,457,490	(8.5)%	$3,875,816	(18.4)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Year Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2009	2009	Change	2008	Change	2009	2008	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$40,810	$42,705	(4.4)%	$51,305	(20.5)%	$173,318	$223,942	(22.6)%
Taxable Interest on Investment Securities	1,414	1,541	(8.2)%	1,644	(14.0)%	5,675	9,387	(39.5)%
Tax-Exempt Interest on Investment Securities	432	607	(28.8)%	646	(33.1)%	2,303	2,717	(15.2)%
Interest on Term Federal Funds Sold	30	293	(89.8)%	43	(30.2)%	1,718	43	3,895.3%
Dividends on Federal Reserve Bank Stock	136	150	(9.3)%	164	(17.1)%	592	692	(14.5)%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	65	67	(3.0)%	29	124.1%	326	166	96.4%
Interest on Interest-Bearing Deposits in Other Banks	70	68	2.9%	5	1,300.0%	151	10	1,410.0%
Dividends on Federal Home Loan Bank Stock	—	64	(100.0)%	273	(100.0)%	64	1,226	(94.8)%

Total Interest and Dividend Income	42,957	45,495	(5.6)%	54,109	(20.6)%	184,147	238,183	(22.7)%

INTEREST EXPENSE:
Interest on Deposits	13,410	17,365	(22.8)%	19,654	(31.8)%	76,246	84,353	(9.6)%
Interest on Federal Home Loan Bank Advances	412	865	(52.4)%	2,621	(84.3)%	3,399	14,027	(75.8)%
Interest on Junior Subordinated Debentures	690	747	(7.6)%	1,293	(46.6)%	3,271	5,056	(35.3)%
Interest on Other Borrowings	—	—	—	2	(100.0)%	2	346	(99.4)%

Total Interest Expense	14,512	18,977	(23.5)%	23,570	(38.4)%	82,918	103,782	(20.1)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	28,445	26,518	7.3%	30,539	(6.9)%	101,229	134,401	(24.7)%
Provision for Credit Losses	77,000	49,500	55.6%	25,450	202.6%	196,387	75,676	159.5%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	(48,555)	(22,982)	111.3%	5,089	(1,054.1)%	(95,158)	58,725	(262.0)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,022	4,275	(5.9)%	4,559	(11.8)%	17,054	18,463	(7.6)%
Insurance Commissions	1,062	1,063	(0.1)%	1,174	(9.5)%	4,492	5,067	(11.3)%
Remittance Fees	530	511	3.7%	651	(18.6)%	2,109	2,194	(3.9)%
Trade Finance Fees	439	512	(14.3)%	614	(28.5)%	1,956	3,088	(36.7)%
Other Service Charges and Fees	371	489	(24.1)%	513	(27.7)%	1,810	2,365	(23.5)%
Net Gain on Sales of Loans	354	864	(59.0)%	—	—	1,220	765	59.5%
Bank-Owned Life Insurance Income	237	234	1.3%	237	—	932	952	(2.1)%
Gain on Sales of Investment Securities	1,050	—	—	—	—	2,327	618	276.5%
Loss on Sales of Investment Securities	(385)	—	—	(58)	563.8%	(494)	(541)	(8.7)%
Other-Than-Temporary Impairment Loss on Investment Securities	—	—	—	—	—	—	(2,410)	(100.0)%
Other Operating Income (Loss)	159	265	(40.0)%	(286)	(155.6)%	704	1,588	(55.7)%

Total Non-Interest Income	7,839	8,213	(4.6)%	7,404	5.9%	32,110	32,149	(0.1)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	8,442	8,648	(2.4)%	8,846	(4.6)%	33,101	42,209	(21.6)%
Occupancy and Equipment	2,733	2,834	(3.6)%	2,798	(2.3)%	11,239	11,158	0.7%
Deposit Insurance Premiums and Regulatory Assessments	2,998	2,001	49.8%	1,615	85.6%	10,418	3,713	180.6%
Data Processing	1,606	1,608	(0.1)%	1,069	50.2%	6,297	5,799	8.6%
Other Real Estate Owned Expense	873	3,372	(74.1)%	249	250.6%	5,890	390	1,410.3%
Professional Fees	1,354	1,239	9.3%	912	48.5%	4,099	3,539	15.8%
Advertising and Promotion	762	447	70.5%	904	(15.7)%	2,402	3,518	(31.7)%
Supplies and Communications	580	603	(3.8)%	510	13.7%	2,352	2,518	(6.6)%
Loan-Related Expense	357	192	85.9%	221	61.5%	1,947	790	146.5%
Amortization of Other Intangible Assets	354	379	(6.6)%	454	(22.0)%	1,568	1,958	(19.9)%
Other Operating Expenses	2,651	2,366	12.0%	3,478	(23.8)%	11,041	11,337	(2.6)%
Impairment Loss on Goodwill	—	—	—	—	—	—	107,393	(100.0)%

Total Non-Interest Expense	22,710	23,689	(4.1)%	21,056	7.9%	90,354	194,322	(53.5)%

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(63,426)	(38,458)	64.9%	(8,563)	640.7%	(153,402)	(103,448)	48.3%
Provision (Benefit) for Income Taxes	(27,545)	21,207	(229.9)%	(4,748)	480.1%	(31,125)	(1,355)	2,197.0%

NET LOSS	$(35,881)	$(59,665)	(39.9)%	$(3,815)	840.5%	$(122,277)	$(102,093)	19.8%

LOSS PER SHARE:
Basic	$(0.70)	$(1.26)	(44.4)%	$(0.08)	775.0%	$(2.57)	$(2.23)	15.2%
Diluted	$(0.70)	$(1.26)	(44.4)%	$(0.08)	775.0%	$(2.57)	$(2.23)	15.2%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	50,998,103	47,413,141		45,884,462		47,570,361	45,872,541
Diluted	50,998,103	47,413,141		45,884,462		47,570,361	45,872,541

SHARES OUTSTANDING AT PERIOD-END	51,182,390	51,201,390		45,905,549		51,182,390	45,905,549

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
	2009	2009	Change	2008	Change	2009	2008	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,924,722	$3,078,104	(5.0)%	$3,366,601	(13.1)%	$3,157,133	$3,332,133	(5.3)%
Average Investment Securities	182,635	209,021	(12.6)%	205,305	(11.0)%	188,325	271,802	(30.7)%
Average Interest-Earning Assets	3,291,042	3,552,698	(7.4)%	3,637,232	(9.5)%	3,611,009	3,653,720	(1.2)%
Average Total Assets	3,356,383	3,672,253	(8.6)%	3,789,435	(11.4)%	3,717,179	3,866,856	(3.9)%
Average Deposits	2,914,794	3,100,419	(6.0)%	2,879,674	1.2%	3,109,322	2,913,171	6.7%
Average Borrowings	244,704	297,455	(17.7)%	602,838	(59.4)%	341,514	591,930	(42.3)%
Average Interest-Bearing Liabilities	2,598,520	2,844,821	(8.7)%	2,913,723	(10.8)%	2,909,014	2,874,470	1.2%
Average Stockholders’ Equity	164,767	232,136	(29.0)%	271,544	(39.3)%	225,708	323,462	(30.2)%
Average Tangible Equity	161,169	228,169	(29.4)%	266,333	(39.5)%	221,537	264,490	(16.2)%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	(4.24)%	(6.45)%		(0.40)%		(3.29)%	(2.64)%
Return on Average Stockholders’ Equity	(86.40)%	(101.97)%		(5.59)%		(54.17)%	(31.56)%
Return on Average Tangible Equity	(88.33)%	(103.75)%		(5.70)%		(55.19)%	(38.60)%
Efficiency Ratio	62.59%	68.21%		55.49%		67.76%	116.67%
Net Interest Spread (1)	2.99%	2.47%		2.74%		2.28%	2.95%
Net Interest Margin (1)	3.46%	3.00%		3.38%		2.84%	3.72%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$124,768	$105,268	18.5%	$63,948	95.1%	$70,986	$43,611	62.8%
Provision Charged to Operating Expense	77,540	49,375	57.0%	25,660	202.2%	196,607	73,345	168.1%
Charge-Offs, Net of Recoveries	(57,312)	(29,875)	91.8%	(18,622)	207.8%	(122,597)	(45,970)	166.7%

Balance at End of Period	$144,996	$124,768	16.2%	$70,986	104.3%	$144,996	$70,986	104.3%

Allowance for Loan Losses to Total Gross Loans	5.14%	4.19%		2.11%		5.14%	2.11%
Allowance for Loan Losses to Total Non-Performing Loans	66.19%	71.53%		58.23%		66.19%	58.23%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$4,416	$4,291	2.9%	$4,306	2.6%	$4,096	$1,765	132.1%
Provision Charged to Operating Expense	(540)	125	(532.0)%	(210)	153.3%	(220)	2,331	(109.4)%

Balance at End of Period	$3,876	$4,416	(12.2)%	$4,096	(5.4)%	$3,876	$4,096	(5.4)%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2009	2009	Change	2008	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$219,000	$174,363	25.6%	$120,823	81.3%
Loans 90 Days or More Past Due and Still Accruing	67	64	4.7%	1,075	(93.8)%

Total Non-Performing Loans	219,067	174,427	25.6%	121,898	79.7%
Other Real Estate Owned, Net	26,306	27,140	(3.1)%	823	3,096.4%

Total Non-Performing Assets	$245,373	$201,567	21.7%	$122,721	99.9%

Total Non-Performing Loans/Total Gross Loans	7.77%	5.85%		3.62%
Total Non-Performing Assets/Total Assets	7.76%	5.83%		3.17%
Total Non-Performing Assets/Allowance for Loan Losses	169.2%	161.6%		172.9%

DELINQUENT LOANS	$186,257	$151,047	23.3%	$128,469	45.0%

Delinquent Loans/Total Gross Loans	6.60%	5.07%		3.82%

LOAN PORTFOLIO:
Real Estate Loans	$1,043,097	$1,086,735	(4.0)%	$1,180,114	(11.6)%
Commercial and Industrial Loans	1,714,212	1,824,042	(6.0)%	2,099,732	(18.4)%
Consumer Loans	63,303	68,537	(7.6)%	83,525	(24.2)%

Total Gross Loans	2,820,612	2,979,314	(5.3)%	3,363,371	(16.1)%
Deferred Loan Fees	(1,552)	(1,810)	(14.3)%	(1,260)	23.2%

Gross Loans, Net of Deferred Loan Fees	2,819,060	2,977,504	(5.3)%	3,362,111	(16.2)%
Allowance for Loan Losses	(144,996)	(124,768)	16.2%	(70,986)	104.3%

Loans Receivable, Net	$2,674,064	$2,852,736	(6.3)%	$3,291,125	(18.7)%

LOAN MIX:
Real Estate Loans	37.0%	36.5%		35.1%
Commercial and Industrial Loans	60.8%	61.2%		62.4%
Consumer Loans	2.2%	2.3%		2.5%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$556,306	$561,548	(0.9)%	$536,944	3.6%
Savings	111,172	98,019	13.4%	81,869	35.8%
Money Market Checking and NOW Accounts	685,858	723,585	(5.2)%	370,401	85.2%
Time Deposits of $100,000 or More	815,190	845,318	(3.6)%	849,800	(4.1)%
Other Time Deposits	580,801	763,390	(23.9)%	1,231,066	(52.8)%

Total Deposits	$2,749,327	$2,991,860	(8.1)%	$3,070,080	(10.4)%

DEPOSIT MIX:
Demand — Noninterest-Bearing	20.2%	18.8%		17.5%
Savings	4.0%	3.3%		2.7%
Money Market Checking and NOW Accounts	24.9%	24.2%		12.1%
Time Deposits of $100,000 or More	29.7%	28.3%		27.7%
Other Time Deposits	21.2%	25.4%		40.0%

Total Deposits	100.0%	100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	9.07%	9.69%		10.71%
Tier 1 Risk-Based	7.77%	8.40%		9.44%
Tier 1 Leverage	6.69%	7.05%		8.85%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Year Ended
	December 31, 2009			September 30, 2009			December 31, 2008			December 31, 2009			December 31, 2008
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$861,831	$11,872	5.47%	$887,028	$12,051	5.39%	$902,367	$14,074	6.20%	$894,408	$49,901	5.58%	$841,526	$56,968	6.77%
Construction	130,400	1,342	4.08%	138,340	1,464	4.20%	186,080	1,881	4.02%	156,619	5,947	3.80%	202,879	9,962	4.91%
Residential Property	80,257	997	4.93%	83,387	1,050	5.00%	91,366	1,174	5.11%	85,228	4,329	5.08%	90,395	4,758	5.26%

Total Real Estate Loans	1,072,488	14,211	5.26%	1,108,755	14,565	5.21%	1,179,813	17,129	5.78%	1,136,255	60,177	5.30%	1,134,800	71,688	6.32%
Commercial and Industrial Loans	1,787,795	25,472	5.65%	1,897,321	26,863	5.62%	2,104,820	32,691	6.18%	1,947,669	108,346	5.56%	2,112,421	145,107	6.87%
Consumer Loans	66,074	965	5.79%	73,670	1,084	5.84%	83,411	1,353	6.45%	74,700	4,310	5.77%	86,787	6,142	7.08%

Total Gross Loans	2,926,357	40,648	5.51%	3,079,746	42,512	5.48%	3,368,044	51,173	6.04%	3,158,624	172,833	5.47%	3,334,008	222,937	6.69%
Prepayment Penalty Income	—	162	—	—	193	—	—	132	—	—	485	—	—	1,005	—
Unearned Income on Loans, Net of Costs	(1,635)	—	—	(1,642)	—	—	(1,443)	—	—	(1,491)	—	—	(1,875)	—	—

Gross Loans, Net	2,924,722	40,810	5.54%	3,078,104	42,705	5.50%	3,366,601	51,305	6.06%	3,157,133	173,318	5.49%	3,332,133	223,942	6.72%

Investment Securities:
Municipal Bonds (1)	41,653	665	6.39%	58,179	933	6.41%	59,718	994	6.66%	54,448	3,543	6.51%	63,918	4,180	6.54%
U.S. Government Agency Securities	36,500	437	4.79%	37,969	431	4.54%	21,720	201	3.70%	24,417	1,108	4.54%	65,440	2,813	4.35%
Mortgage-Backed Securities	77,354	738	3.82%	82,429	807	3.92%	79,821	971	4.87%	77,627	3,320	4.28%	87,930	4,217	4.77%
Collateralized Mortgage Obligations	14,312	143	4.00%	17,066	173	4.05%	37,853	403	4.26%	21,365	879	4.11%	43,842	1,865	4.25%
Corporate Bonds	286	—	0.00%	401	—	0.00%	1,688	46	10.90%	271	—	0.00%	6,671	333	4.59%
Other Securities	12,530	97	3.10%	12,977	130	4.01%	4,505	23	2.04%	10,197	369	3.62%	4,001	159	4.73%

Total Investment Securities (1)	182,635	2,080	4.56%	209,021	2,474	4.73%	205,305	2,638	5.14%	188,325	9,219	4.90%	271,802	13,567	4.99%

Other Interest-Earning Assets:
Equity Securities	40,605	136	1.34%	41,741	214	2.05%	42,551	437	4.11%	41,399	656	1.58%	38,516	1,918	4.98%
Federal Funds Sold and Securities Purchased
Under Resale Agreements	51,713	65	0.50%	56,568	67	0.47%	14,410	29	0.80%	84,363	326	0.39%	8,934	166	1.86%
Term Federal Funds Sold	8,500	30	1.41%	90,239	293	1.30%	7,609	43	2.26%	95,822	1,718	1.79%	1,913	43	2.25%
Interest-Bearing Deposits in Other Banks	82,867	70	0.34%	77,025	68	0.35%	756	5	2.65%	43,967	151	0.34%	422	10	2.37%

Total Other Interest-Earning Assets	183,685	301	0.66%	265,573	642	0.97%	65,326	514	3.15%	265,551	2,851	1.07%	49,785	2,137	4.29%

TOTAL INTEREST-EARNING ASSETS (1)	$3,291,042	$43,191	5.21%	$3,552,698	$45,821	5.12%	$3,637,232	$54,457	5.96%	$3,611,009	$185,388	5.13%	$3,653,720	$239,646	6.56%

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits:
Savings	$104,068	$711	2.71%	$93,404	$585	2.48%	$83,777	$506	2.40%	$91,089	$2,328	2.56%	$89,866	$2,093	2.33%
Money Market Checking and NOW Accounts	733,063	3,508	1.90%	629,124	2,998	1.89%	506,062	3,963	3.12%	507,619	9,786	1.93%	618,779	19,909	3.22%
Time Deposits of $100,000 or More	835,726	4,930	2.34%	983,341	7,447	3.00%	754,081	8,162	4.31%	1,051,994	34,807	3.31%	1,045,968	43,598	4.17%
Other Time Deposits	680,959	4,261	2.48%	841,497	6,335	2.99%	966,965	7,023	2.89%	916,798	29,325	3.20%	527,927	18,753	3.55%

Total Interest-Bearing Deposits	2,353,816	13,410	2.26%	2,547,366	17,365	2.70%	2,310,885	19,654	3.38%	2,567,500	76,246	2.97%	2,282,540	84,353	3.70%

Borrowings:
FHLB Advances	160,754	412	1.02%	213,583	865	1.61%	518,058	2,620	2.01%	257,529	3,399	1.32%	498,875	14,026	2.81%
Other Borrowings	1,544	—	0.00%	1,466	—	0.00%	2,374	3	0.50%	1,579	2	0.13%	10,649	347	3.26%
Junior Subordinated Debentures	82,406	690	3.32%	82,406	747	3.60%	82,406	1,293	6.24%	82,406	3,271	3.97%	82,406	5,056	6.14%

Total Borrowings	244,704	1,102	1.79%	297,455	1,612	2.15%	602,838	3,916	2.58%	341,514	6,672	1.95%	591,930	19,429	3.28%

TOTAL INTEREST-BEARING LIABILITIES	$2,598,520	$14,512	2.22%	$2,844,821	$18,977	2.65%	$2,913,723	$23,570	3.22%	$2,909,014	$82,918	2.85%	$2,874,470	$103,782	3.61%

NET INTEREST INCOME (1)		$28,679			$26,844			$30,887			$102,470			$135,864

NET INTEREST SPREAD (1)			2.99%			2.47%			2.74%			2.28%			2.95%

NET INTEREST MARGIN (1)			3.46%			3.00%			3.38%			2.84%			3.72%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.